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                                                                       EXHIBIT 5

                             BRESLOW & WALKER, LLP
                                767 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                                            July 8, 1997


Board of Directors
QuietPower Systems, Inc.
460 West 34th Street
New York, New York 10001

Gentlemen:


    It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to Amendment No. 2 to the Registration Statement of QuietPower Systems, Inc. on Form SB-2 will, when sold, be legally issued, fully paid and nonassessable.


    We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.

                                          Very truly yours,
                                          /s/ BRESLOW & WALKER, LLP

                                          Breslow & Walker, LLP